Exhibit 23(h)(13)

                             KEMPER VARIABLE SERIES

               Amended and Restated Establishment and Designation
                   of Series of Shares of Beneficial Interest

         The undersigned, being a majority of the Trustees of Kemper Variable Series (formerly Investors Fund Series), a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Trust's Declaration of Trust dated January 22, 1987, as amended (the "Declaration of Trust"), having heretofore established and designated the shares of beneficial interest of the Trust into twenty separate series (each individually a "Portfolio" or collectively the "Portfolios"), hereby establish and designate two additional Portfolios, each Portfolio to have the following special and relative rights:

         1.       The Portfolios heretofore designated are as follows:

                  Kemper Blue Chip Portfolio
                  Kemper Contrarian Value Portfolio
                  Kemper Global Blue Chip Portfolio
                  Kemper Global Income Portfolio
                  Kemper Government Securities Portfolio
                  Kemper Growth Portfolio
                  Kemper High Yield Portfolio
                  Kemper Horizon 5 Portfolio
                  Kemper Horizon 10+ Portfolio
                  Kemper Horizon 20+ Portfolio
                  Kemper International Growth and Income Portfolio Kemper International Portfolio
                  Kemper Investment Grade Bond Portfolio
                  Kemper Money Market Portfolio
                  Kemper Small Cap Growth Portfolio
                  Kemper Small Cap Value Portfolio
                  Kemper Total Return Portfolio
                  Kemper Value+Growth Portfolio
                  Kemper-Dreman Financial Services Portfolio
                  Kemper-Dreman High Return Equity Portfolio

         2. The additional Portfolios designated hereby are as follows:

                  Kemper Aggressive Growth Portfolio
                  Kemper Technology Growth Portfolio

         3. Each Portfolio shall consist of an unlimited number of Shares. Each Portfolio shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest of each Portfolio ("share") shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof with respect to a fractional share) on matters on which shares of that Portfolio shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Portfolio. The proceeds of sales of shares of a Portfolio, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Portfolio, unless otherwise required by law. Each share of a Portfolio shall be entitled to receive its pro rata share of net assets of that Portfolio upon liquidation of that Portfolio. Upon redemption of a shareholder's shares or indemnification for liabilities incurred by reason of a shareholder's being or having been a shareholder of a Portfolio, or the entry of a final judgment in favor of a shareholder by reason of being or having been a shareholder of a Portfolio, such shareholder shall be paid solely out of the property of that Portfolio.

         4. Shareholders of the Trust shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of shareholders of one or more Portfolios, in which case only the shareholders of such Portfolios shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to a Portfolio if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust. The Trustees of the Trust may, in conjunction with the establishment of any additional series or class of shares of the Trust, establish or reserve the right to establish conditions under which the several series or classes shall have separate voting rights or no voting rights.

         5. The shares of beneficial interest of the Portfolios outstanding, and the assets and liabilities of such Portfolios shown on the books of the Trust as of the date hereof shall be unaffected by this instrument.

         6. The assets and liabilities of the Trust existing on the date hereof shall, except as provided below, be allocated to the Portfolios listed in paragraph 1 and, hereafter, the assets and liabilities of the Trust shall be allocated among the Portfolios, now or hereafter created, as set forth in
Article III, Section 3 and Article IV, Section 3 of the Declaration of Trust, except as provided below.

                  (a) Costs incurred by the Trust in connection with the
                      organization, registration and public offering of shares of Kemper Aggressive Growth Portfolio and Kemper Technology Growth Portfolio shall be allocated to each such Portfolio unless assumed by another party or otherwise required by applicable law or generally accepted accounting principles.

                  (b) The liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Portfolio shall be allocated among the Portfolios and any Series hereafter established on the basis of its relative average daily net assets.

                  (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities to a Portfolio.

         7. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of a Portfolio (or any class thereof) now or hereafter created, or to otherwise change the special and relative rights of a Portfolio (or any class thereof) provided that such change shall not adversely affect the rights of Shareholders of the Portfolios.


                                                  ------------------------------
                                                  James E. Akins, Trustee



                                                  ------------------------------
                                                  Arthur R. Gottschalk, Trustee



                                                  ------------------------------
                                                  Frederick T. Kelsey, Trustee



                                                  ------------------------------
                                                  Thomas W. Littauer, Trustee



                                                  ------------------------------
                                                  Daniel Pierce, Trustee



                                                  ------------------------------
                                                  Fred B. Renwick, Trustee



                                                  ------------------------------
                                                  John G. Weithers, Trustee


Dated as of March 31, 1999